EXHIBIT 31.3

CERTIFICATION

I, Karim Mikhail, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Amarin Corporation plc; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022	/s/ Karim Mikhail
Karim Mikhail
President and Chief Executive Officer (Principal Executive Officer)